Exhibit 4.1

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER MARCH 13, 2026.

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF VERSES AI INC. (THE “COMPANY”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULES 903 OR 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS; OR (E) UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, PROVIDED THAT IN THE CASE OF PARAGRAPH (C) OR (D), SUCH OFFER, SALE OR OTHER TRANSFER MAY BE MADE WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO AND AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED IS FURNISHED BY COUNSEL TO THE COMPANY. THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT “GOOD DELIVERY” OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE.

THESE WARRANTS MAY NOT BE EXERCISED BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON IN THE UNITED STATES OR A U.S. PERSON UNLESS THE SHARES ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

WARRANT TO PURCHASE CLASS A SUBORDINATE VOTING SHARES

OF

VERSES AI INC

(the “Company”)

(Organized under the laws of the Province of British Columbia)

Warrant Certificate No: WA-2026-03-[No]

Issue Date: March 13, 2026

THIS IS TO CERTIFY THAT, for value received, [Name] of [Address], the holder of this Warrant, is entitled to purchase:

[NUmber]

non-assessable Class A Subordinate Voting Shares of the Company (“Class A Shares”) as such shares were constituted on the Issue Date at any time up to 4:30 p.m. local time at the City of Vancouver, British Columbia at and for a price of C$1.00 per share, of lawful money of Canada, up to and including March 13, 2028 (the “Expiry Date”) upon and subject to the terms and conditions attached hereto.

[Remainder of Page Intentionally Left Blank]

VERSES AI INC.

Per:
Director/Officer

NOTE:	Any share certificates issued upon exercise of this Warrant prior to the expiry of the hold periods will be printed with the corresponding legends. This Warrant certificate may be executed in one or more counterparts, each of which may be delivered by facsimile, by e-mail in PDF, or other legally permissible electronic signature, and each of which will be deemed to be an original, and all of which together will be deemed to be one and the same document.

TERMS, CONDITIONS AND INSTRUCTIONS

1.	The holder of this Warrant may subscribe for up to the number of Class A Shares (“Warrant Shares”) of the Company indicated on the face hereof in accordance with and subject to the terms and conditions set out in this Warrant.

2.	For each Warrant Share purchased pursuant to this Warrant, payment must be made in the amount of C$1.00 per Warrant Share (the “Exercise Price”). All payments must be made in Canadian funds, in cash or by certified cheque, bank draft or money order payable, at par, in Vancouver, British Columbia, made payable to the Company’s name set out on the face hereof or, if such name is changed after the Issue Date, the Company’s then current name. If payment is made by way of an uncertified cheque, the Company reserves the right to deem that the payment has not been received until the cheque has cleared the account upon which it has been drawn.

3.	To exercise the rights evidenced by this Warrant, this Warrant with the Warrant Exercise Form attached as Appendix 1 hereto (the “Warrant Exercise Form”) completed and payment as required for the shares subscribed for, must be delivered or mailed to the offices of the Company at 205 - 810 Quayside Drive, New Westminster, BC V3M 6B9, or, if such address is changed after the Issue Date, the then current head office address of the Company, and received by the Company.

4.	The rights evidenced by this Warrant expire at 4:30 p.m. local time in Vancouver, British Columbia on the Expiry Date. If this Warrant is not exercised on or before its expiry, the Warrant shall be void and all rights evidenced thereby shall forthwith cease to represent a right or claim of any nature.

5.	The rights evidenced by this Warrant may be transferred or assigned by the holder, subject to all applicable regulatory and legal requirements and the approval of the Company, by duly completing and executing the Warrant Transfer Form attached as Appendix 2 hereto.

6.	The rights to purchase Warrant Shares granted by this certificate may be exercised, subject to the terms and conditions hereof, in whole or in part (but not as to a fractional share) from time to time.

7.	This Warrant does not entitle the holder to any rights as a shareholder of the Company, including, without limitation, voting rights.

8.	If this Warrant or the purchase price are forwarded by mail, it is suggested that registered mail be used as the Company and the Company’s registrar and transfer agent will not be responsible for any losses which occur through the use of mails.

9.	The Company shall, no more than five business days after delivery of this Warrant, together with a duly executed Warrant Exercise Form and payment as required for the shares subscribed for, issue and deliver to the holder certificates for that number of shares subscribed for, at the address shown on the Warrant Exercise Form.

10.	The rights evidenced by this Warrant are to purchase Class A Shares as they were constituted on the Issue Date. If after such date and prior to the exercise of any of the rights evidenced by this Warrant, there shall be any change in the Class A Shares of the Company whether by consolidation, sub-division, reclassification, payment of any stock dividends, or otherwise, then an appropriate adjustment shall be made in either or both of (i) the number of Class A Shares issuable on exercise of the rights evidenced by this Warrant and (ii) the Exercise Price; and if the Company shall amalgamate with, consolidate with or merge with or into, or participate in a statutory arrangement or similar reorganization with another corporation or entity, any Class A Shares of the Company issuable on exercise of the rights evidenced by this Warrant shall be converted into the securities, property, or cash which the holder would have received upon such amalgamation, consolidation, merger, arrangement or reorganization had the Warrant been exercised prior to such event becoming effective, subject to the approval of any stock exchange on which the Company’s shares are listed (if required). Any adjustment contemplated herein shall be to the effect that the rights evidenced by this Warrant shall thereafter be as reasonably as possible equivalent to those originally granted hereby. In accordance with this certificate, the Company will make adjustments as it considers necessary and equitable acting in good faith, subject to any approvals required by any stock exchange on which the Company’s shares are listed. If at any time a dispute arises with respect to adjustments provided for herein, such dispute will be conclusively determined by the auditors of the Company or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the directors of the Company and any such determination, absent manifest error, will be binding upon the Company, the holder of this Warrant and shareholders of the Company. The Company will provide such auditors or accountants with access to all necessary records of the Company and fees payable to such accountants or auditors will be paid by the Company.

11.	The Company will at all times until the expiry of this Warrant keep available, and reserve if necessary, out of its authorized shares, solely for the purpose of issue upon the exercise of this Warrant, such number of Warrant Shares of the Company as shall then be issuable upon the exercise of this Warrant. The Company covenants and agrees that all shares which shall be so issuable will, upon issuance, be issued as fully paid and non-assessable and free from all liens, charges and encumbrances.

12.	The Company will maintain at its offices a register (the “Register”) of the names and addresses of the registered holders of the share purchase warrants issued by the Company in the private placement of special warrants pursuant to which this Warrant was issued, which Register will be updated to reflect exercises and, if applicable, transfers of the share purchase warrants.

13.	Unless herein otherwise expressly provided, any notice (a “Notice”) to be given hereunder to the holder of the Warrant shall be deemed to be validly given if the Notice is sent by first class mail, postage prepaid, addressed to the holder or delivered by hand at the address appearing on the Register and if, in the case of joint holders of the Warrant, more than one address appears on the Register in respect of that joint holding, the Notice shall be addressed or delivered, as the case may be, only to the first address, as the case may be, so appearing. Any Notice so given shall be deemed to have been given on the day of delivery by hand or on the next business day if delivered by mail. If, by reason of strike, lockout or other work stoppage, actual or threatened, involving postal employees, any Notice to be given to the holder of the Warrant could reasonably be considered unlikely to reach its destination, the Notice may be published or distributed once in the Report on Business section of the national edition of The Globe and Mail newspaper or, in the event of a disruption in the circular of that newspaper, once in a daily newspaper in the English language of general circulation in Vancouver, British Columbia and Toronto, Ontario. Any Notice so given shall be deemed to have been given on the day on which it has been published in all of the cities in which publication was required (or first published in a city if more than one publication in that city is required).

14.	This Warrant certificate is to be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

15.	This Warrant certificate may be executed in one or more counterparts, each of which may be delivered by facsimile, by e-mail in PDF, or other legally permissible electronic signature, and each of which will be deemed to be an original, and all of which together will be deemed to be one and the same document.

APPENDIX 1 TO WARRANT CERTIFICATE

WARRANT EXERCISE FORM

The undersigned, holder of the within Warrant, hereby subscribes for _______________________ Class A Subordinate Voting Shares (“Class A Shares”) of Verses AI Inc. (the “Company”). If the number of Class A Shares purchased hereby does not exercise all of the rights evidenced by this Warrant, the holder requests issuance and delivery to it at the following address of a new Warrant evidencing the unused rights.

The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

☐ (A) the undersigned holder at the time of exercise of the Warrants (a) is not in the United States, (b) is not a “U.S. Person” (as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), (c) is not exercising the Warrants for the account or benefit of a U.S. Person or a person in the United States, (d) did not execute or deliver this exercise form in the United States, and (e) delivery of the Class A Shares will not be to an address in the United States; OR

☐ (B) the undersigned holder has delivered to the Company and the Company’s transfer agent an opinion of counsel of recognized standing (which will not be sufficient unless it is in form and substance reasonably satisfactory to the Company) or such other evidence reasonably satisfactory to the Company to the effect that with respect to the Class A Shares to be delivered upon exercise of the Warrants, the issuance of such securities has been registered under the U.S. Securities Act and applicable state securities laws, or an exemption from such registration requirements is available.

Note: The undersigned understands that the certificate or DRS representing the Class A Shares will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available.

Note: Certificates or DRS representing Class A Shares will not be registered or delivered to an address in the United States unless Box B above is checked.

Note. For greater certainty, Box A may be checked by an undersigned that is a discretionary or similar account (other than an estate or trust) that is excluded from the definition of “U.S. Person” pursuant to Rule 902(k)(2)(i) of Regulation S under the U.S. Securities Act, and the Warrants are held on behalf of a person that is not a U.S. Person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States.

Note: If Box B is checked, any opinion tendered must be in form and substance reasonably satisfactory to the Company. Holders planning to deliver an opinion of counsel in connection with the exercise of Warrants should contact the Company in advance to determine whether any opinions to be tendered will be acceptable to the Company.

The undersigned directs that the Class A Shares hereby subscribed for be issued and delivered to it as follows:

NAME	ADDRESS	NO. OF SHARES

In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the holder hereof and will be sent by first class mail to the last address of the holder appearing on the register maintained for the Warrants.

DATED the__________day of ___________________, 20____ .

Signature Guaranteed	(Signature of Warrantholder)

Print full name

Print full address

Instructions:

1.	The registered holder may exercise its right to receive Warrant Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrant being exercised together with payment of the aggregate Exercise Price, by certified cheque, bank draft or money order payable to the order of the Company’s name set out above or, if such name is changed after the Issue Date, the Company’s then current name, to the head office of the Company , and such other documents as the Company may reasonably require, all in accordance with the Terms, Conditions and Instructions set out in the within Warrant.

2.	If the Warrant Exercise Form indicates that Class A Shares are to be issued to a person or persons other than the registered holder of the Warrant Certificate, the signature of such holder of the Warrant Exercise Form must be guaranteed by an authorized officer of a chartered bank, trust company or medallion guaranteed by an investment dealer who is a member of a recognized stock exchange.

3.	If the Warrant Exercise Form is signed by a trustee, executor, administrator, curator, attorney, officer of a Company or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

APPENDIX 2 TO WARRANT CERTIFICATE
WARRANT TRANSFER FORM

TO: Verses AI Inc. (the “Company”)

FOR VALUE RECEIVED, subject to receipt of prior written approval of the Company, the undersigned (the “Transferor”) hereby sells, assigns and transfers unto (name)_____________________ (the “Transferee”) of (residential address) ________________________________________________, ___________(no. of Warrants) Class A Subordinate Voting Share purchase warrants of the Company registered in the name of the undersigned represented by the within Warrant certificate, and irrevocably appoints the Company as the attorney of the undersigned to transfer the said securities on the register of transfers for the said Warrant, with full power of substitution.

The undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

☐ (A) the transfer is being made only to the Corporation;

☐ (B) the transfer is being made outside the United States in accordance with Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and in compliance with any applicable local securities laws, or

☐ (C) the transfer is being made to, or for the account or benefit of, a U.S. Person or a person in the United States, in accordance with a transaction that does not require registration under the U.S. Securities Act or any applicable U.S. state securities laws, and the undersigned has furnished to the Corporation an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation to such effect.

DATED this __________ day of ______________, 20____ .

Signature Guaranteed	(Signature of Transferor)
(only if the Warrant is registered in the name of someone other than the Transferor)

Print full name

Print full address

The Warrant and the Class A Subordinate Voting Shares (the “Class A Shares”) issuable upon exercise of the Warrant shall only be transferable in accordance with applicable laws. The Warrant may only be exercised in the manner required by the certificate representing the Warrant and the Warrant Exercise Form attached thereto. Any Class A Shares acquired pursuant to the Warrant shall be subject to applicable hold periods and any certificate representing such Class A Shares will bear restrictive legends.